Exhibit 23.1

[ERNST & YOUNG Audit Letterhead]

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this registration statement filed under Schedule B of the Securities Act of 1933, as amended, of the Council of Europe Development Bank (the “CEB”) of our report (the “Report”) dated March 3, 2020 with respect to the financial statements of the CEB referred to therein, which comprise the balance sheet as at December 31, 2019 and the income statement, the statement of comprehensive income, the statement of changes in equity and the statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory notes as set out in notes A to U, which Report appears in Exhibit 2 to the Annual Report on Form 18-K of the CEB for the year ended December 31, 2019, and to the reference to our firm under the heading “Selected Financial Information” in Exhibit 3 to the Annual Report on Form 18-K of the CEB for the year ended December 31, 2019.

Paris La Défense, July 29, 2020

The Independent Auditor
ERNST & YOUNG Audit

/s/ LUC VALVERDE
Luc Valverde
Partner